                                                                Exhibit 10.1


                                 LOAN AGREEMENT

                                 by and between

                            NATIONSBANK, N.A. (SOUTH)

                                       and

                                  AVTEAM, INC.

                                TABLE OF CONTENTS


ARTICLE 1
    DEFINITIONS AND REFERENCE TERMS...................................  1

ARTICLE 2
    LOANS.............................................................  9
      2.01     Loan...................................................  9
      2.02     Revolving Credit Feature............................... 10
      2.03     Borrowing Base......................................... 10
      2.04     Letter of Credit Subfeature............................ 12
      2.05     Procedure for Advances................................. 12
      2.06     Libodollar Advances.................................... 13
      2.07     Conditions Precedent................................... 14

ARTICLE 3
    REPRESENTATIONS AND WARRANTIES.................................... 15
      3.01     Good Standing.......................................... 15
      3.02     Authority and Compliance............................... 15
      3.03     Binding Agreement...................................... 16
      3.04     Litigation............................................. 16
      3.05     No Conflicting Agreements.............................. 16
      3.06     Ownership of Assets.................................... 16
      3.07     Taxes.................................................. 16
      3.08     Financial Statements................................... 16
      3.09     Place of Business...................................... 17
      3.10     Environmental Matters.................................. 17
      3.11     Receivables............................................ 17
      3.12     Inventory.............................................. 18
      3.13     Federal Reserve Regulations............................ 19
      3.14     Consents, Etc.......................................... 19
      3.15     Governmental Authorizations............................ 19
      3.16     Title to Properties.................................... 19
      3.17     Solvent................................................ 20
      3.18     Subsidiaries........................................... 20
      3.19     Shareholders........................................... 20
      3.20     Indebtedness........................................... 20
      3.21     Contingent Liabilities................................. 20
      3.22     Incorporation of Representations and Warranties........ 20
      3.23     Material Contracts..................................... 20
      3.24     Use of Proceeds........................................ 20
      3.25     Pension and Welfare Plans.............................. 21

     3.26     Tax Returns and Payment....................................... 21
     3.27     Labor Matters................................................. 21
     3.28     Multi-Employer Pension Plan Amendments Act of 1980............ 22
     3.29     Investment Company Act of 1940; Public Utility
                Holding Company Act of 1935................................. 22
     3.30     Employment and Other Agreements............................... 22
     3.31     Air Carrier................................................... 22
     3.32     Continuation of Representation and Warranties................. 22

ARTICLE 4
         AFFIRMATIVE COVENANTS.............................................. 22
     4.01     Financial Condition........................................... 22
     4.02     Financial Statements and Other Information.................... 23
     4.03     Insurance..................................................... 25
     4.04     Existence and Compliance...................................... 25
     4.05     Adverse Conditions or Events.................................. 25
     4.06     Taxes and Other Obligations................................... 26
     4.07     Maintenance................................................... 26
     4.08     Notification.................................................. 26
     4.09     Potential Contingent Liabilities.............................. 26
     4.10     Subsidiaries.................................................. 26
     4.11     Non-Use Commitment Fee........................................ 26
     4.12     Additional Fee................................................ 27
     4.13     Compliance with Laws.......................................... 27
     4.14     Visitation Rights............................................. 27
     4.15     ERISA......................................................... 27
     4.16     Payment of Indebtedness....................................... 28
     4.17     Parts Agreement............................................... 28
     4.18     Subsidiary.................................................... 28
     4.19     Purchase of Engines and Propellers............................ 28
     4.20     Lock Box...................................................... 28
     4.21     Bank Account.................................................. 28

ARTICLE 5
         NEGATIVE COVENANTS................................................. 28
     5.01     Liens......................................................... 29
     5.02     Borrowings.................................................... 29
     5.03     Character of Business......................................... 29
     5.04     Additional Negative Covenants................................. 29
     5.05     ERISA Compliance.............................................. 30

ARTICLE 6
         DEFAULT............................................................ 31

     6.01     ..............................................................31
     6.02     ..............................................................31
     6.03     ..............................................................31
     6.04     ..............................................................31
     6.05     ..............................................................31
     6.06     ..............................................................31
     6.07     ..............................................................31
     6.08     ..............................................................31
     6.09     ..............................................................32
     6.10     ..............................................................32
     6.11     ..............................................................32
     6.12     ..............................................................32
     6.13     ..............................................................32
     6.14     ..............................................................32
     6.15     ..............................................................32
     6.16     ..............................................................32

ARTICLE 7
         REMEDIES UPON DEFAULT..............................................33

ARTICLE 8
         NOTICES............................................................34

ARTICLE 9
         COSTS, EXPENSES AND ATTORNEY'S FEES................................35

ARTICLE 10
         MISCELLANEOUS......................................................35
     10.01    Cumulative Rights and No Waiver...............................35
     10.02    Applicable Law................................................35
     10.03    Amendment.....................................................36
     10.04    Documents.....................................................36
     10.05    Partial Invalidity............................................36
     10.06    Indemnification...............................................36
     10.07    Survivability.................................................36
     10.08    Field Audit...................................................36
     10.09    Jurisdiction, Service of Process..............................36
     10.10    Course of Dealing.............................................37
     10.11    Successors and Assigns........................................37
     10.12    Net Payments..................................................37
     10.13    Further Assurances............................................38
     10.14    Counterparts..................................................38
     10.15    Resurrection of Borrower's Obligations........................38



     10.16    Equitable Relief...............................................38
     10.17    Ambiguity or Conflict..........................................38

ARTICLE 11
         PARTIAL RELEASES....................................................39

ARTICLE 12
         ARBITRATION.........................................................39
     12.01    SPECIAL RULES..................................................39
     12.02    RESERVATION OF RIGHTS..........................................40

ARTICLE 13
         NO ORAL AGREEMENT...................................................40

ARTICLE 14
         CROSS-DEFAULT/CROSS-COLLATERAL......................................40

EXHIBIT 2.03(b)..............................................................42

EXHIBIT 2.05.................................................................43

EXHIBIT 2.06(b)..............................................................45

EXHIBIT 4.02(d)..............................................................47

EXHIBIT 3.18.................................................................50

EXHIBIT 3.19.................................................................51

EXHIBIT 3.20.................................................................52

EXHIBIT 3.21.................................................................53

EXHIBIT 3.30.................................................................54

EXHIBIT 4.02(c)..............................................................55

EXHIBIT 11...................................................................59

EXHIBIT 11(a)................................................................61

AFFIDAVIT FOR EXECUTION OF LOAN AGREEMENT
         WITHOUT THE STATE OF FLORIDA........................................62


                            NATIONSBANK, N.A. (SOUTH)
                                 LOAN AGREEMENT


         This Loan Agreement (the "Agreement") dated as of the 19th day of February, 1997, by and between NATIONSBANK, N.A. (SOUTH), a national banking association, and the Borrower described below:

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND REFERENCE TERMS

         In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied.

                  ACCOUNTS. Accounts shall mean all "accounts" (as defined in the UCC) now owned or hereafter acquired by Borrower, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of Borrower's rights in, to and under all purchase orders for goods, services or other property, and all of Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of Borrower), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  ADVANCE. Advance means the principal amount of sums advanced by Bank to or for the benefit of Borrower.

                  AFFILIATE. Affiliate means any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, Borrower, or five percent (5%) or more of the equity interest of which is held beneficially or of record by, Borrower. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  APPLICABLE MARGIN. Applicable Margin means: (a) in the case of the LIBOR Basis, two hundred seventy-five (275) basis points, and (b) in the case of the Prime Rate Basis, zero percent (0%).

                  AUTHORIZED SIGNATORY. Authorized Signatory means any one of Donald A. Graw, Jaime J. Levy or Mark S. Koondel.

                  BANK. NATIONSBANK, N.A. (SOUTH), its successors, assigns and affiliates.

                  BORROWER.  AVTEAM, INC., a Florida corporation.

                  BORROWER'S ADDRESS.  3230 Executive Way, Miramar,
Florida 33025.

                  BORROWING DATE. Borrowing Date means the day as of which an Advance is made.

                  BUSINESS DAY. Business Day means, if the applicable day relates to a prime rate advance, a day on which banks are not authorized or required to be closed in Fort Lauderdale, Florida, and if the applicable day relates to any LIBOR Advance, a day on which dealings are carried on in the London interbank market.

                  CAPITAL EXPENDITURE. Capital Expenditure shall mean any expenditure by a Person which is or is required to be capitalized on its balance sheet for financial reporting purposes in accordance with GAAP including, without limitation, the incurring by such Person of any capitalized lease obligations.

                  CHATTEL PAPER. Chattel Paper shall have the meaning ascribed to said term in Section 679.105 of the Florida Statutes.

                  CLIPPER AGREEMENT. Clipper Agreement shall mean, individually and collectively, the following: (i) that certain Stock Purchase Agreement dated December 6, 1996, among Borrower and The Clipper Group; (ii) Shareholders' Agreement among the Borrower, the shareholders of the Borrower and Clipper Capital Partners, L.P., as Purchaser Representatives; and (iii) Registration Rights Agreement among the Borrower and the investors identified thereon.

                  CODE. Code shall mean the Internal Revenue Code of 1986, as the same may be from time to time hereafter modified or amended.

                  COLLATERAL. Collateral means all present and future: Accounts, Inventory and all Products thereof, reserves, balances, deposits, property of Borrower and each Subsidiary coming into the possession of Bank, General Intangibles, Instruments, Chattel Paper, Documents, Equipment, Items and Money and all Proceeds thereof in which Borrower and each Subsidiary now has and hereafter acquires any rights of any kind and nature whatsoever, wherever located and regardless of in whose possession.

                  COMMITMENT. Commitment shall mean the agreement of Bank to make Advances hereunder during the term of the commitment pursuant to the terms and subject to the conditions herein expressed.

                  COMMITMENT AMOUNT. Commitment Amount shall mean the aggregate principal amount of Advances which Bank agrees to make available and are permitted to be outstanding at any one time hereunder, up to the amount set forth in Section 2.01.

                  CONTINGENT LIABILITY. Contingent Liability shall mean, without duplication, as to any Person: (a) any guaranty Obligation of that Person; and
(b) any direct or indirect recourse obligation or liability, contingent or otherwise, of that Person: (i) in respect of any letter of credit, bond or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made if delivery of such materials, supplies or other property is not made or tendered, or such services are never performed or tendered, or (iii) incurred pursuant to any interest rate swap or similar agreement. The amount of any Contingent Liability shall be deemed equal to the maximum reasonably anticipated liability in respect thereof.

                  CONTRACT AMOUNT. Contract Amount means the amount of principal of an Advance selected by Borrower to bear interest at the Libodollar Rate.

                  CONTRACT DATE. Contract Date means the date upon which an Interest Period begins with respect to an outstanding Advance.

                  DEFAULT. Default means any event or condition which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                  DEFAULT RATE. Default Rate means that certain rate of interest described in the Note as applicable upon a Default.

                  DOCUMENTS. Documents shall have the meaning ascribed to said term in Section 679.015 of the Florida Statutes and shall include all bills of lading, airway bills, dock warrants, dock receipts, warehouse receipts or orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

                  DOLLARS. Dollars and the symbol $ means lawful money of the United States of America.

                  EQUIPMENT. Equipment shall have the meaning ascribed to said term in Section 678.109 of the Florida Statutes and shall include all of the Borrower's goods, machinery, equipment, fixed assets, rolling stock, fixtures, furniture, office equipment, tools, parts and other items of personal property of every kind and description, now owned or hereafter acquired by the Borrower, wheresoever located, together with all additions, attachments, accessions, parts, replacements and substitutions thereof.

                  ERISA. ERISA means the Employment Retirement Income Security Act of 1974, as same may be amended from time to time, together with the regulations thereunder.

                  EVENT OF DEFAULT. Event of Default shall have the meaning set forth in Article 6 hereof.

                  GENERAL INTANGIBLES. General Intangibles shall have the meaning ascribed to said term in Section 679.106 of the Florida Statutes and shall include, without limitation, any personal property other than goods, Accounts, Inventory, Equipment, Chattel Paper and Instruments, including all franchises, licenses, leases and subleases whereby Borrower leases to another any of Borrower's Inventory or Equipment, contracts, permits and authorizations of governmental agencies and others, tradenames, trademarks, service marks, patents, copyrights, intellectual property and all other intangible property of the Borrower.

                  HAZARDOUS MATERIALS. Hazardous Materials include all materials defined as hazardous or biohazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  INDEBTEDNESS. Indebtedness of any Person shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of any asset or services (other than accounts payable to trade creditors under customary trade credit terms) for which the Person is liable as principal, (b) all indebtedness (excluding unaccrued finance charges) secured by a lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (c) all capitalized lease obligations (excluding unaccrued finance charges) of the Person, (d) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person by the lender or investor for the purpose of leasing the property to the Person, (e) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the Contingent Liability or contributions of other participants in the partnership or joint venture, shall be included), (f) any arrangement commonly known as a take or pay contract, (g) all redeemable preferred stock of such Person valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) any Contingent Liability of the Borrower or a Subsidiary.

                  INSTRUMENTS. Instruments shall have the meaning ascribed to said term in Section 679.105 of the Florida Statutes.

                  INTEREST PAYMENT DATE. Interest Payment Date means: (i) with respect to a Libodollar Advance, the last day of each Interest Period applicable to such Advance; and (ii) with respect to any Advances or portions thereof which at any time are not Libodollar Advances, quarterly on the tenth (10th) day of each calendar quarter commencing April 10, 1997.

                  INTEREST PERIOD. Interest Period means, in the case of a Libodollar Advance, the period beginning on a Borrowing Date or a Contract Date, as may be applicable, and ending for each Libodollar Advance, one (1), two (2) or three (3) months thereafter, and thereafter each successive one (1), two (2) or three (3) months as the Borrower shall request hereunder, commencing on the last day of the immediately preceding Interest Period, and ending one (1), two
(2) or three (3) months thereafter as the Borrower may elect.

                           The determination of Interest Periods in the case of
a Libodollar Advance shall be subject to the following provisions: (i) each Interest Period occurring after the initial Interest Period shall commence on the day on which the next preceding Interest Period expires, (ii) if any Interest Period would otherwise commence or expire on a day which is not a Business Day, the Interest Period shall commence or expire, as the case may be, on the next succeeding Business Day (and interest shall accrue and be payable for the period of such extension), unless, in the case of an expiration of an Interest Period for a Libodollar Advance, the next Business Day shall fall in the next succeeding calendar month, in which event the last day of the Interest Period shall be the immediately preceding Business Day, which is also a Business Day, (iii) any Interest Period which begins on the last Business Day of any calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (iv) no Interest Period shall extend beyond the Maturity Date, and (v) no Interest Period shall extend beyond the date upon which payment or prepayment of the Loan is required hereunder (including, without limitation, mandatory prepayments and voluntary prepayments after notice thereof has been given), unless the aggregate amount of the Loan is equal to or in excess of the amount of any such payment or prepayment. Each Advance shall therefore bear interest commencing on the date it is made and continuing until but not including the date it is paid, if timely paid as provided herein.

                  INVENTORY. Inventory means all inventory of whatsoever name, nature, kind or description now owned and hereafter acquired, present and future, by Borrower and any Subsidiary, wherever located, including, without limitation, all contract rights with respect thereto and documents representing the same, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower and any Subsidiary and including such inventory as is temporarily out of the Borrower's or any Subsidiary's custody or possession, including inventory on the premises of others and items in transit and including any returns and repossessions upon any accounts, documents, instruments or chattel paper relating to replacements therefor, and all additions and accessions thereto, and all ledgers, books of account, records, computer printouts, computer runs and other computer-prepared information relating to any of the foregoing.

                  LIBODOLLAR ADVANCE. Libodollar Advance means an Advance which the Borrower requests be made as a Libodollar Advance in accordance herewith, and which bears interest at the Libodollar Rate.

                  LIBODOLLAR RATE. Libodollar Rate means at the time any determination thereof is to be made and for any Interest Period, an interest rate per annum (computed on the actual number of days elapsed over a 360-day year) equal to the sum of (i) the Applicable Margin plus (ii) the quotient of the LIBOR divided by the sum of 1.00 minus the Libodollar Reserve Requirement.

                  LIBODOLLAR RATE TRANCHE. Libodollar Rate Tranche means a Tranche bearing interest, at all times during an Interest Period applicable to such Tranche, at a fixed rate of interest determined by reference to the Libodollar Rate.

                  LIBODOLLAR RESERVE REQUIREMENT. Libodollar Reserve Requirement means, on any day, that percentage (expressed as a fraction) which is in effect on such day, as specified by the Board of Governors of the Federal Reserve System (or any successor governmental body), and applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar future regulation with respect to Eurocurrency liabilities or Eurocurrency fundings. Each determination by the Bank of the Libodollar Reserve Requirement shall, in the absence of manifest error, be binding and conclusive. The Libodollar Reserve Requirement is currently 0%; Bank will notify Borrower promptly when it learns of a change in the Requirement.

                  LIBOR. LIBOR means, with respect to any Interest Period for a Libodollar Advance, the interest rate per annum as determined by Bank at which deposits in Dollars are generally available to the Bank in the London interbank market with maturities comparable to the Interest Period to be applicable to such Libodollar Advance, determined prior to 11:00 a.m. Eastern Standard Time on the date which is two (2) Business Days prior to the commencement of such Interest Period. All determinations, estimates, assumptions of allocations and the like required for the determination of the LIBOR shall be made by the Bank in good faith, but determinations thereof shall be final, binding and conclusive on the Borrower absent manifest error.

                  LOAN(S). Loan(s) means collectively any and all loans heretofore or hereafter made by Bank to the Borrower.


                  LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any Subsidiary, any guarantor or third party in connection with any Loan.

                  MATERIAL ADVERSE EFFECT. Material Adverse Effect means a material adverse effect (as determined in Bank's sole but reasonable discretion) upon: (i) the business, assets, operating ability or condition (financial or otherwise) of Borrower and any Subsidiary taken as a whole; or (ii) the ability of Borrower and any Subsidiary to repay the Obligation or other Indebtedness or otherwise perform their obligations under the Loan Documents.

                  MATURITY DATE. Maturity Date means May 31, 1998, or a sooner Default.

                  NOTE. Note means the Promissory Note executed by the Borrower in favor of Bank dated even date herewith in the original principal amount of Twenty-Five Million Dollars ($25,000,000), together with all modifications, renewals or substitutions thereof.

                  OBLIGATION. Obligation means the aggregate of outstanding indebtedness under the Note, and any outstanding principal indebtedness of Borrower to Bank arising in connection with any agreement not evidenced by the Note, however arising, including any outstanding amounts due Bank under any security agreement executed by Borrower in connection with this Agreement, any outstanding amount advanced or incurred by Bank to enforce, protect, preserve or maintain its rights with respect to, or by reason of Borrower's failure to comply with any agreement contained in the Note or this Agreement, and all of Bank's expenses, as described in this Agreement, together with all accrued and unpaid interest on all of the foregoing, all computed and payable in Dollars.

                  PARTS AGREEMENT. Parts Agreement shall have the meaning set forth in Paragraph 4.17 hereof.

                  PBGC. PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  PERMITTED LIENS shall mean: (i) Liens (if any) granted to Bank for the benefit of Bank to secure the Obligation; (ii) Liens permitted pursuant to Paragraph 5.01 below; (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with workers' compensation insurance), unemployment insurance, pensions or social security programs; (iv) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not more than thirty (30) days past due (any landlord's lien must be subordinated to the Obligation); (v) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided; (vi) involuntary Liens which are stayed within thirty (30) days after the imposition thereof and do not adversely affect the Collateral in Bank's sole but reasonable discretion; or (vii) Liens arising from good faith deposits in connection with tenders, bids, contracts (other than for the payment of money), leases, pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal or custom bonds and deposits to secure the payment of taxes, assessments, custom duties or other similar charges.

                  PERSON. Person means any natural person, entity, corporation, limited liability partnership or company, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership, or government, or any agency or political subdivision of any government.

                  PRIME RATE. Prime Rate means the interest rate (but not necessarily the best or lowest rate charged borrowing customers of Bank) set by Bank from time to time as its prime rate.

                  PRIME RATE ADVANCE. Prime Rate Advance means an Advance which the Borrower requests to be made as a Prime Rate Advance or which is reborrowed as a Prime Rate Advance, in accordance with this Agreement, and which bears interest at the Prime Rate.

                  RECEIVABLES. Receivables means all Accounts and all other obligations for the payment of money under General Intangibles, whether or not such Receivables are specifically assigned.

                  REPORTABLE EVENT. Reportable Event shall have the meaning given to such term in ERISA.

                  SOLVENT. Solvent means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Liabilities and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  SUBSIDIARY. Subsidiary means any Person in which Borrower or a wholly-owned Subsidiary may own, directly or indirectly, an equity interest of more than fifty percent (50%), during the term of this Agreement, as well as all Subsidiaries and other Persons from time to time included in the consolidated financial statements of Borrower.

                  TERM. Term shall mean the period during which the Loan is scheduled to be outstanding hereunder, commencing on the date hereof and ending on the Maturity Date.

                  TERMINATION EVENT. Termination Event shall have the meaning set forth in ERISA.

                  The Clipper Group. The Clipper Group shall mean, jointly and severally, Clipper Capital Associates, L.P., Clipper/Merchant Partners, L.P., Clipper/Merban, L.P., Clipper Equity Partners I, L.P., Clipper/European Re, L.P.

                  TRANCHE. Tranche means that portion of the principal amount of the Loan that bears interest at the same rate, and in the case of a Libodollar Rate Tranche, for the same Interest Period.

                                    ARTICLE 2
                                      LOANS

         2.01     LOAN.

                  (a) Bank hereby agrees to make (or has made) a loan or loans to Borrower in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000). The obligation to repay the loan is evidenced by the Note.

                  (b) Provided all of the conditions for Advances are met, Bank shall make the Loan to Borrower or disburse to third parties as Borrower may direct, commencing on the date hereof, until the Maturity Date.

                  (c) The terms of and the principal payments on the Note shall be as follows:

                           (i)      Principal and interest outstanding under
each Note shall be payable in accordance with such Note.

                           (ii)     All other notes which may subsequently
become a part of the Obligation shall be paid in accordance with the terms thereof.

                           (iii)    If any payment of principal of, or interest
on, the Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding

Business Day; provided, however, that interest shall continue to accrue until payment is actually received.

                           (iv)     The business records of Bank shall be
conclusive as to the date and amount of any Advance hereunder and any payment or prepayment of interest or principal thereof, absent manifest error.

                  (d) The Commitment shall end upon the close of business (5:00 p.m.) on the day prior to the Maturity Date, unless there shall have sooner occurred an Event of Default under this Agreement, in which event, Bank may immediately accelerate the Loan without prior notice to Borrower; provided, however, that, notwithstanding the foregoing, this Agreement shall continue in full force and effect until the Obligation is paid in full and the Commitment has been terminated.

                  (e) The outstanding principal balance under the Note as of any day shall be the outstanding principal balance as of the beginning of the day, plus any Advances made pursuant hereto charged to the account on that day (exclusive of interest) and less any payments of principal credited to the account on that day. Each Advance shall therefore bear interest commencing on the date it is made and continuing until but not including the date it is paid, if timely paid as provided herein.

                  (f) Any payment of principal or interest or both not made when due shall itself bear interest on the principal and interest amount of the payment at the Default Rate, commencing on the due date, until payment, maturity, or the occurrence of an Event of Default. After maturity of a Note or the occurrence of an Event of Default hereunder or thereunder, interest shall accrue on the entire outstanding balance of principal and interest at the Default Rate.

         2.02 REVOLVING CREDIT FEATURE. The Loan provides for a revolving line of credit under which, provided the provisions of this Agreement are in compliance and provided no Event of Default exists hereunder, Borrower may from time to time, borrow, repay and re-borrow funds. Each borrowing shall be evidenced by a request for advance and a compliance certificate, both in form and substance required by Bank.

         2.03     BORROWING BASE.

                  (a) Borrowings under the Loan shall be limited to the "Borrowing Base". Subject to the terms and conditions thereof, and provided Borrower is not in default under the Loan Documents or any other agreement between Bank and Borrower, Borrower may borrow, repay and reborrow advances under the Loan up to the maximum amount of the Note.

                  (b) Any Advances made under the Note shall be limited to the amount available under the Borrowing Base. As set forth herein, "Borrowing Base" shall include: (i) eighty percent (80%) of all eligible accounts receivable; and
(ii) fifty percent (50%) of Borrower's eligible inventory. Only outstanding accounts receivable and inventory in which the Bank has obtained a first perfected security interest shall be included in the Borrowing Base calculation, which calculations shall exclude: (A) any portion of accounts receivable which are greater than one hundred twenty (120) days from invoice date; provided, however, that with respect to those accounts identified on
EXHIBIT 2.03(b) attached hereto, the one hundred twenty (120) days shall be amended to read one hundred fifty (150) days; (B) the portion of any account to the extent there are any accounts payable due to the account debtor; (C) foreign receivables not backed by a letter(s) of credit confirmed by NationsBank or another major United States bank acceptable to NationsBank in NationsBank's sole discretion (receivables from foreign subsidiaries of United States corporations that are guaranteed (pursuant to a guaranty satisfactory to NationsBank) by the United States parent will, provided the other criteria are satisfied, be allowed in the Borrowing Base); (D) all inventory held outside the continental United States; (E) inventory which does not constitute a component of commercial passenger and cargo jet-powered aircraft (excluding regional aircraft) with the capacity for a minimum of one hundred (100) passengers (or the equivalent if retrofitted for cargo); (F) airframe materials to the extent such constitute in excess of fifty percent (50%) of the Borrower's inventory in the Borrowing Base (i.e., engines and engine components must constitute at least fifty percent (50%) of Borrower's inventory in the Borrowing Base); (F) all accounts which Bank may, from time to time, deem ineligible because of any bankruptcy filing associated with the account debtor; and (G) all accounts due from related or affiliated entities of Borrower. As used herein, the term "related or affiliated entities of Borrower" shall include, without limitation, any person, corporation, partnership, trust, association or other organization which either directly or indirectly owns or controls any ownership interest in the Borrower, or in which the Borrower, either directly or indirectly, owns or controls any ownership interest.

                           The foregoing calculations shall be calculated in
accordance with a Borrowing Base certificate in the form attached hereto and made a part hereof as EXHIBIT 4.02(c) which shall be submitted to Bank on a monthly basis within ten (10) days following each month end, unless more frequently requested by Bank or provided by the Borrower, and shall contain such information related to the Borrowing Base as deemed necessary by Bank. In the event the outstanding principal balance on the Loan exceeds the Borrowing Base, Borrower shall immediately pay the Bank an amount equal to such excess. Failure to make such payment shall constitute a default under the Loan.

                  (c) Notwithstanding anything herein to the contrary, the amount available under the Borrowing Base shall not exceed Twenty Million Dollars ($20,000,000) until such time as Borrower has provided evidence satisfactory to NationsBank that The Clipper Group had invested an additional Nine Million One Hundred Thousand Dollars ($9,100,000) in cash equity in the Borrower.

                  (d) Upon written notice from Borrower to Bank, Borrower shall have the right to permanently reduce the amount available under the Loan. Once reduced as aforesaid, the amount available under the Loan shall not be increased without the written consent of the Bank, which consent shall be in the Bank's sole discretion.

         2.04 LETTER OF CREDIT SUBFEATURE. As a subfeature under the Loan, Bank may, from time to time, issue letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided, however, that the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole discretion; and provided further that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000). Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower, provided, however, that no Letter of Credit shall have an expiration date subsequent to one (1) year after the Maturity Date. In the event the Loan has matured, then the Borrower shall secure all outstanding Letters of Credit with cash collateral deposited with the Bank. The undrawn amount of all Letters of Credit plus any and all amounts paid by Bank in connection with drawings under any Letter of Credit for which the Bank has not been reimbursed shall be reserved under the Loan and shall not be available for advances thereunder. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under the Loan and shall be repaid in accordance with the terms of the Loan; provided however, that if the Loan is not available for any reason whatsoever, at the time any draft is paid by Bank, or if advances are not available under the Loan in such amount due to any limitation of borrowing set forth herein, then the full amount of such drafts shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at that rate of interest applicable to advances under the Loan. In such event, Borrower agrees that Bank, at Bank's sole discretion may debit Borrower's deposit account with Bank for the amount of such draft.

                  In conjunction with the issuance of any Letter(s) of Credit, Borrower shall execute and deliver to Bank any documentation then utilized by Bank to evidence the issuance of a Letter(s) of Credit.

                  Borrower shall pay, if applicable, all fees and charges customarily charged by Bank in connection with the issuance, confirmation, amendment and other actions with respect to a Letter of Credit as are customarily charged by Bank with regard to letters of credit.

         2.05 PROCEDURE FOR ADVANCES. Any request for an Advance must be received by Bank prior to: (a) 12:00 noon Eastern Standard Time on a Business Day, in the case of a Libodollar Advance which is two (2) Business Days prior to the Borrowing Date, (b) in the case of a Prime Rate Advance, prior to 12:00 noon on the Borrowing Date, and if each of the other conditions precedent to such Advance have been satisfied, the Advance will be available prior to 2:00 p.m. Eastern Standard Time, as the case may be, on such Borrowing Date. Unless Bank is notified otherwise by Borrower in a signed writing which is accepted and agreed to by Bank, Bank shall cause the amount of any Advance requested by Borrower to be paid to the credit of Borrower's deposit account with Bank.

                  All requests for Advance shall be in the form attached hereto as EXHIBIT 2.05, and be signed by an Authorized Signatory. Any notice delivered or given by the Borrower to Bank as provided shall be irrevocable and binding upon the Borrower upon receipt by Bank. Each Advance shall be in a minimum amount of One Hundred Thousand Dollars ($100,000) in the case of a Libodollar Advance and Fifty Thousand Dollars ($50,000) in the case of a Prime Rate Advance.

         2.06     LIBODOLLAR ADVANCES.

                  (a) Any principal of a Libodollar Advance and, to the extent permitted by law, interest thereon, which is not paid when due and as to which Borrower has not made a Request for Interest Period in compliance herewith shall become a Prime Rate Advance, except upon the occurrence of an Event of Default, whereupon such Loan shall, at Bank's option, bear interest at the Default Rate.

                  (b) Upon timely request for Advance in respect of a Libodollar Advance, on the date two (2) Business Days prior to the commencement of the Interest Period, Bank shall determine (which determination, absent manifest error, shall be final and conclusive) the Libodollar Rate which shall be applicable to the Libodollar Advance for the next Interest Period and shall promptly give notice thereof (in writing, by telecopy or by telephone promptly confirmed in writing) to the Borrower. The form of Request for Interest Period is attached hereto and made a part hereof as EXHIBIT 2.06(b).

                  (c) Interest shall be due and payable on each Libodollar Advance on each Interest Payment Date.

                  (d) No Interest Period for a Libodollar Advance made pursuant to this Article shall extend beyond the Maturity Date.

                  (e) The Borrower shall evidence the Borrower's request for the Advance by forwarding the Request for Advance in the appropriate one of the forms of EXHIBIT 2.05 attached hereto. If Borrower fails to give Bank the request for Advance on a timely basis or if for any reason determination of Interest Period for any Advance is not timely concluded, without fault of Bank, or if for any reason, without fault of Bank, the Borrower's selection of an Interest Period is not available for a particular Advance, said Advance shall be made as a Prime Rate Advance.

                  (f) In the event the Borrower shall: (i) fail to borrow any Libodollar Advance, after having given notice of its intention to borrow in accordance with subparagraph 2.06(e) above (whether by reason of the election of the Borrower not to proceed or the nonfulfillment of any of the conditions set forth in this Agreement); or (ii) pay any Libodollar Advance in whole or in part (including a prepayment upon a Default) on any day other than on the Payment Date for such Advance, the Borrower agrees to pay to the Bank upon the earlier of Bank's demand or the Maturity Date, an amount sufficient to compensate the Bank for all losses and out-of-pocket expenses directly relating to such failure or prepayment, as applicable, as reasonably determined by the Bank on the basis of its own standard practices, which absent manifest error, shall be deemed correct. In the case of a Libodollar Advance, such loss or expense subject to reimbursement shall include, without limitation, an amount equal to the present value of the excess, if any, as reasonably determined by the Bank, of: (A) the amount of interest that would have accrued on the principal amount so prepaid or not borrowed for the period from the date of such prepayment or failure to borrow (such date being hereinafter referred to as the "Breakage Date") to the last day of the then current Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance that would have commenced on the date of such failure) at the rate of interest applicable to such Advance under the terms of this Agreement over (B) the amount of interest that the Bank would have earned had it invested the entire amount of funds so prepaid or the entire amount of funds acquired to effect, fund or maintain the Loan not borrowed, as the case may be, in U.S. Government Treasury Securities with a maturity comparable to such period or Interest Period. The present value of such excess shall be calculated by discounting such excess from the end of such period or Interest Period to the Breakage Date at the interest rate expressly borne by such U.S. Government Treasury Securities or, if none, the effective interest rate on such Securities.

         2.07 CONDITIONS PRECEDENT. The obligation of Bank to make the Advances under Loan is subject to the following additional conditions precedent:

                  (a) NO DEFAULT. On the effective date of this Agreement, and at the date of each Advance after giving effect to the Advance hereunder, Borrower shall have observed and performed all the terms, conditions, agreements and provisions set forth herein, on its part to be observed or performed, the warranties of Borrower contained herein or in any instrument or certificate executed by Borrower and delivered in connection herewith shall be true and correct in all material respects, and no Default or Event of Default shall have occurred and be continuing.

                  (b) OPINIONS OF COUNSEL. On the date of the Closing, Bank shall have received from counsel for the Borrower, a favorable opinion (in form and substance satisfactory to Bank), dated the closing date.

                  (c) LOAN DOCUMENTS. On the date of Closing, all of the Loan Documents shall have been executed by the Borrower and delivered to Bank.

                  (d) LITIGATION. There shall be no order, injunction, decree, judgment or verdict prohibiting or restraining Bank from making the Loan, or Borrower or any Subsidiary from performing its obligations hereunder as of the date of each Advance.

                  (e) REQUEST FOR ADVANCE. At the time of the requested Advance hereunder, Borrower shall have timely delivered to Bank prior to the Borrowing Date the Request for Advance in the form attached as EXHIBIT 2.05, signed by an Authorized Signatory of Borrower. There shall be no exceptions for material litigation reflected therein in connection with any Advance.

                  (f) CLOSING. Closing, execution and delivery of the Loan Documents shall have been held no later than March 1, 1997.

                  (g) DOCUMENTS. This Agreement, all exhibits hereto, and the other Loan Documents must be simultaneously executed and delivered to Bank at Closing together with the Collateral.

                  (h) COMMITMENT LETTER. On the date of Closing, all the conditions set forth in the commitment letter from Bank to Borrower dated January 22, 1997, shall have been satisfied or waived in writing by the Bank.

                  (i) FEE. Borrower shall have paid to Bank the non-refundable structuring fee in the amount of One Hundred Eighty-Five Thousand Dollars ($185,000).

                  (j) INSURANCE. Borrower shall have delivered to Bank evidence of the insurance required pursuant to this Agreement.

                  (k) BORROWING BASE CERTIFICATE. On the date of closing, the Borrower shall deliver to the Bank a Borrowing Base Certificate in the form of
EXHIBIT 4.02(c) attached hereto effective as of January 31, 1997.

                  (l) FAA FILING. Prior to any Advance with respect to any aircraft engine having at least 750 rate takeoff horsepower or equivalent or any aircraft propeller capable of absorbing 750 or more rated takeoff shaft horsepower, Borrower shall be required to: (i) grant to Bank a perfected security interest therein including, without limitation, filing all applicable security filings with the Federal Aviation Administration; (ii) provide to the Bank a lien search satisfactory to the Bank and from a search firm satisfactory to Bank (Dixie Aire shall be deemed acceptable) that such Collateral is free and clear of any encumbrances; and (iii) provide to Bank a post-closing lien search indicating that liens other than the Bank's lien has been released. The Bank acknowledges that engines having at least 750 rate takeoff horsepower or equivalent or any aircraft propeller capable of absorbing 750 or more rated takeoff shaft horsepower which are located outside the United States may not constitute a perfected security interest.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Bank as follows:

         3.01 GOOD STANDING. Borrower and each Subsidiary are corporations, duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have the power and authority to own their respective property and to carry on their respective business in each jurisdiction in which each does business.

         3.02 AUTHORITY AND COMPLIANCE. Borrower and each Subsidiary have full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower and each Subsidiary. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and each Subsidiary are in compliance with all laws and regulatory requirements to which they are subject.

         3.03 BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower and each Subsidiary constitute valid and legally binding obligations of Borrower and each Subsidiary, enforceable in accordance with their terms.

         3.04 LITIGATION. There is no proceeding involving Borrower or any Subsidiary pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

         3.05 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, shareholder agreement or other document pertaining to the organization, power or authority of Borrower or any Subsidiary and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or any Subsidiary or affecting any of their respective properties, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

         3.06 OWNERSHIP OF ASSETS. Borrower and each Subsidiary have good title to their assets, and their assets are free and clear of liens, except the Permitted Liens and those granted to Bank.

         3.07 TAXES. All taxes and assessments due and payable by Borrower and each Subsidiary have been paid or are being contested in good faith by appropriate proceedings and the Borrower and each Subsidiary have filed all tax returns which it is required to file.

         3.08 FINANCIAL STATEMENTS. The financial statements of Borrower and each Subsidiary heretofore delivered to Bank including, without limitation, the Borrower's annual statement dated December 31, 1995, and Borrower's interim statement dated September 30, 1996, have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's and each Subsidiary's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's or any Subsidiary's financial condition or operations since the most recent financial statement of the Borrower and each Subsidiary furnished to Bank. To the best of Borrower's knowledge, all factual information furnished by Borrower and each Subsidiary to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading. All financial projections represent the Borrower's best estimate of Borrower's future financial performance and such assumptions are reasonable and believed by Borrower to be fair in light of current business conditions.

         3.09 PLACE OF BUSINESS. Borrower's chief executive office is located at 3230 Executive Way, Miramar, Florida 33025.

         3.10 ENVIRONMENTAL MATTERS. The conduct of Borrower's and each Subsidiary's business operations do not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials and Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's and/or any Subsidiary's places of business or at any other property owned by Borrower and/or any Subsidiary except such materials as are incidental to Borrower's or any Subsidiary's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's and each Subsidiary's places of business or any other property of Borrower and/or each Subsidiary at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower and each Subsidiary is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's and each Subsidiary's business operations within five (5) days of the request therefore.

         3.11 RECEIVABLES. Borrower and each Subsidiary shall take any and all steps as Bank may request to create and maintain in Bank's favor a valid and first security interest in and pledge of, all Receivables, whether now existing or created from time to time hereafter. With respect to all Receivables:

                  (a) Borrower and each Subsidiary shall, at Bank's request following an Event of Default, execute and deliver to Bank an assignment or assignments of any or all of Borrower's and each Subsidiary's Receivables accompanied by copies of invoices and evidences of shipment or delivery and any other documents in Borrower's possession concerning same as Bank may reasonably require for purposes of assisting Bank in the realization upon such Receivables;

                  (b) Borrower shall, at Bank's request, deliver to Bank all copies of invoices and evidences of shipment or delivery and any other documents in Borrower's and each Subsidiary's possession concerning accounts receivable that are reflected upon any schedule or borrowing base certificate or the like, furnished to the Bank, as Bank may reasonably request for purposes of assisting Bank in the conduct of any audit of accounts receivable;

                  (c) absolute title to the Collateral, free and clear of all liens, encumbrances and security interests other than Permitted Liens shall be vested in Borrower and each Subsidiary;

                  (d) neither Borrower nor any Subsidiary shall enter into or allow any other agreements, notices, financing statements, or other matters which will in any way impair or affect Bank's first lien upon, security interest in and pledge of such Collateral; and

                  (e) other than those ineligible Receivables identified on line 34 of the Borrowing Base Certificate, each Receivable represented to Bank:

                           (i)      shall represent a valid and legally
enforceable indebtedness, according to its terms and as represented by the assigned invoice;

                           (ii)     to the best of Borrower's knowledge, shall
be a Receivable as to what the account debtor shall be liable for and shall make payment of the amount expressed in such invoice and according to its terms;

                           (iii)    to the best of Borrower's knowledge, shall
be subject to no dispute or claim by the account debtor as to price, terms, quality, quantity, delay in shipment, offsets, counterclaims, contra-accounts or any other defense of any other kind and character;

                           (iv)     to the best of Borrower's knowledge, shall
not be subject to discounts, deductions, allowances, offsets, returns, or special terms of payment, except such as are shown on the face of the invoice and the receivable aging;

                           (v)      shall not represent a delivery of goods upon
"consignment", "guaranteed sale", "sale or return", "payment on reorder" or similar terms;

                           (vi)     shall not be subject to any prohibition or
limitation upon assignment; and

                           (vii)    shall be free and clear of all claims,
demands, liens and encumbrances of any kind whatsoever.

         3.12 INVENTORY. With respect to Inventory, Borrower warrants and represents:

                  (a) the same shall be free and clear of all liens and encumbrances other than the Permitted Liens and Borrower and each Subsidiary shall be the absolute owner thereof;

                  (b) that Borrower shall grant a perfected security interest to the Bank of all Inventory maintained in the United States, the Borrower and each Subsidiary shall immediately notify the Bank in writing and shall grant to the Bank a perfected security interest in such Inventory within five (5) days of such Inventory being brought into a state in which the Bank does not have a perfected security interest in the Inventory. Within ten (10) days following the Bank's request, Borrower and each Subsidiary will advise the Bank in writing of the address at which the Inventory is located.

                  (c) Borrower shall defend Bank's security interest in the Inventory against any claims or demands of third parties and will promptly pay, when due, all taxes or assessments levied on account of the Inventory; and

                  (d) Bank shall have a perfected security interest in the Collateral at all times during the Term.

         3.13     FEDERAL RESERVE REGULATIONS.

                  (a) Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States);

                  (b) no part of the Advances shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock; and

                  (c) no part of the Advances shall be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation T, G, U or X of said Board of Governors.

         3.14 CONSENTS, ETC. No consent, approval, authorization of, or registration (other than the filing of a UCC-1 with the Secretary of State, the Aircraft Security Agreement filing with the Federal Aviation Administration and UCC-1 filings in states in which the Borrower maintains inventory), declaration or filing with any governmental authority (federal, state or local, domestic or foreign) is required in connection with the execution or delivery by Borrower or any Subsidiary of the Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof or thereof.

         3.15 GOVERNMENTAL AUTHORIZATIONS. All authorizations, consents, approvals, licenses, and permits required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower and the Subsidiaries or for the conduct of the business in which Borrower and the Subsidiaries are engaged have been duly issued (or if not issued, the failure to have obtained same are of an immaterial nature and would not have a material adverse effect on Borrower or the Subsidiaries) and are in full force and effect and neither Borrower nor any of the Subsidiaries is in default under any order, decree, rule and regulation, closing agreement or other decision or instrument of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect.

         3.16 TITLE TO PROPERTIES. Borrower and each Subsidiary have good and marketable fee title to all real property, and good and marketable title to all other property (including leases) and assets reflected in the financial statements delivered to the Bank or purported to have been acquired by Borrower and each Subsidiary subsequent to such date, except the property or assets sold or otherwise disposed of by Borrower subsequent to such date in the ordinary course of business. All of the property and assets of any kind of Borrower and each Subsidiary are free from any liens, except the Permitted Liens and as otherwise set forth on their financial statement delivered to the Bank. Borrower and each Subsidiary enjoy peaceful and undisturbed possession under all of the leases under which it is operating, none of which contains any unusual or burdensome provisions that could reasonably be expected to have a Material Adverse Effect. All of such leases are valid, subsisting and in full force and effect and none of such leases is in default and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under any thereof. Borrower and each Subsidiary possess all material patents, patent rights, licenses, trademarks, trademark rights, trade name, trade name rights, and copyrights that may be required to conduct its business as now conducted, all without known conflict with the rights of others.

         3.17 SOLVENT. Borrower is, on a consolidated basis, and after the consummation of the loans contemplated in this Agreement, and after having given effect to all indebtedness incurred and liens created by Borrower and each Subsidiary in connection herewith, will be Solvent.

         3.18 SUBSIDIARIES. The Subsidiaries of Borrower are all as reflected on EXHIBIT 3.18 hereto.

         3.19 SHAREHOLDERS. All classes of shareholders of the Borrower and each Subsidiary are reflected on EXHIBIT 3.19 hereto.

         3.20 INDEBTEDNESS. All Indebtedness of the Borrower and each Subsidiary (other than trade payables in the ordinary course of business) are reflected on EXHIBIT 3.20 hereto.

         3.21 CONTINGENT LIABILITIES. All contingent liabilities of the Borrower and each Subsidiary are reflected on EXHIBIT 3.21 hereto.

         3.22 INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Without limiting the representations and warranties hereunder, the representations and warranties made by the Borrower to The Clipper Group pursuant to the Clipper Agreement are incorporated herein by reference and made a part hereof but shall only be deemed made as of the date of the Clipper Agreement. A breach by the Borrower of any representation or warranty under the Clipper Agreement shall constitute a breach of a representation or warranty hereunder.

         3.23 MATERIAL CONTRACTS. Neither the execution and delivery of the Loan Documents nor the consummation of the transaction contemplated by the Clipper Agreement shall constitute a default or right of termination under any agreement to which the Borrower or any Subsidiary is a party.

         3.24 USE OF PROCEEDS. The proceeds of the Loan shall be used solely to refinance the existing credit facility in favor of Barnett Bank, N.A. and finance the short term working capital needs and general corporate needs of the Borrower and to support the issuance of letter(s) of credit (which will reduce amounts available under the Loan).

         3.25 PENSION AND WELFARE PLANS. Each Pension Plan and Welfare Plan complies with ERISA and all other applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any Subsidiary of Borrower nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; neither Borrower nor any Subsidiary nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither Borrower nor any Subsidiary nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither Borrower nor any Subsidiary nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by Borrower or any Subsidiary or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by Borrower or any Subsidiary or any ERISA Affiliate of any liability, fine or penalty; and neither Borrower nor any Subsidiary nor any ERISA Affiliate is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two
(2) or more contributing sponsors at least two (2) of whom are not under common control. Neither Borrower nor any Subsidiary nor any ERISA Affiliate has any liability with respect to any Welfare Plan.

         3.26 TAX RETURNS AND PAYMENT. Borrower and its Subsidiaries have filed all federal, state, local and other tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective properties, assets, income and franchises which have become due and payable by Borrower or any of its Subsidiaries, except those wherein the amount, applicability or validity are being contested by Borrower or any such Subsidiary by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established. All material tax liabilities of Borrower and its Subsidiaries were adequately provided for as of December 31, 1996, and are now so provided for on the books of Borrower and its Subsidiaries. There is no known proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         3.27 LABOR MATTERS. Neither Borrower nor any Subsidiary is a party to any pending or threatened labor dispute. There are no pending or threatened strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary is subject. Hours worked and payments made to the employees of Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books. The consummation of the transactions contemplated by the Transaction

Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound.

         3.28 MULTI-EMPLOYER PENSION PLAN AMENDMENTS ACT OF 1980. Borrower and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and neither Borrower nor any Subsidiary has any liability for pension contributions pursuant to MEPPAA.

         3.29     INVESTMENT COMPANY ACT OF 1940; PUBLIC UTILITY HOLDING
COMPANY ACT OF 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         3.30 EMPLOYMENT AND OTHER AGREEMENTS. Except for the employment agreements and the other agreements described in SCHEDULE 3.30 attached hereto, true, complete and accurate copies of which have been delivered to Bank, there are no: (a) employment agreements covering the management of Borrower or any Subsidiary; (b) collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary; or (c) agreements for managerial, consulting or similar services to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound.

         3.31 AIR CARRIER. Borrower is not, and during the Term shall not be, an air carrier holding an air carrier operating certificate issued by the Federal Aviation Administration.

         3.32 CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any Advance.

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

         Until full payment and performance of all Obligations of Borrower under the Loan Documents and the termination of any obligation of the Bank to make any Advances, Borrower and each Subsidiary shall maintain the following covenants, conditions and restrictions:

         4.01 FINANCIAL CONDITION. Maintain at all times Borrower's and each Subsidiary's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following definitions:

                  (a) A maximum Total Indebtedness ratio of 3.0:1; provided, however, the ratio shall be 3.25:1 through the quarter ending June 30, 1997. In addition, in the event The Clipper

Group has not invested the additional equity of Nine Million One Hundred Thousand Dollars ($9,100,000) by March 31, 1997, then the ratio shall be 3.25:1 for the quarter ending March 31, 1997. The Total Indebtedness ratio shall be calculated as follows: Borrower's total funded debt (which shall include all borrowed money, indebtedness evidenced by notes [exclusive of accrued interest on shareholder debt], indentures or similar instruments, capitalized lease obligations, contingent liabilities, unfunded pension liabilities, existing and future shareholder debt) divided by (net income [exclusive of non-operating income] + interest expense + taxes + depreciation + amortization). The foregoing shall be tested quarterly on a rolling four (4) quarter basis. With respect to the Borrower's third fiscal quarter ending September 30, 1996, the net income shall add back in and, thus, include the amount of One Million One Hundred Fifty-Four Thousand Dollars ($1,154,000) representing a non-recurring charge.

                  (b) Borrower shall limit annual aggregate Capital Expenditures to an amount not to exceed One Million Dollars ($1,000,000) in the aggregate during any fiscal year.

                  (c) Borrower shall maintain a minimum net income of no less than One Dollar ($1) per quarter.

                  (d) The Bank shall be permitted to perform (for the benefit of the Bank) inventory and accounts receivable field audits which must be satisfactory to the Bank. Such audits shall be at the Borrower's expense provided Borrower shall not be responsible for the expense more than once in any twelve (12) month period commencing February 1, 1997, unless the Borrower shall be in Default.

         4.02 FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's and each Subsidiary's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. The foregoing shall include, without limitation, the Bank's performing a field audit of Borrower's and each Subsidiary's assets and systems. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above (and with respect to each Subsidiary, the address provided by the Borrower to the Bank in writing). All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

                  In addition, Borrower shall comply with the following:

                  (a) ANNUAL STATEMENTS. Borrower shall provide Bank with annual audited financial statements on a consolidated and consolidating basis for the Borrower and each of its wholly-owned Subsidiaries (together with any management letter provided to the Borrower by the Borrower's principal accounting firm), in conformity with generally accepted accounting principles applied on a consistent basis, within ninety (90) days of fiscal year end, to be prepared by and bear the unqualified opinion of a Certified Public Accountant acceptable to Bank without any impermissible qualification. As used herein, "impermissible qualification" means relative to the opinion of any independent public accountant as to any financial statement of Borrower that said opinion contains no qualification or exception to any such opinion or certification: (i) which is of a "going concern" or similar nature; (ii) which relates to the limitation on the scope of examination of matters relevant to such financial statements; (iii) which relates to the treatment or classification of any item in such financial statement in which, as a condition to its removal, would require an adjustment to such item, the effect of which would be to cause the Borrower (or any Subsidiary) to be in default of any of the financial covenants under any of the Loan Documents; or (iv) which is otherwise unacceptable to the Bank in the Bank's sole discretion, acting reasonably.

                  (b) QUARTERLY STATEMENTS. Borrower shall provide Bank (on an accrual basis) with company prepared quarterly financial statements (on a consolidated and consolidating basis for the Borrower and each of its Subsidiaries) in conformity with generally accepted accounting principles applied on a consistent basis, within forty-five (45) days of the end of each quarter. In addition, Borrower shall deliver to Bank quarterly with each quarterly financial statement a management discussion and analysis of the financial condition and results of operation of the Borrower, in form and substance satisfactory to the Bank.

                  (c) BORROWING BASE. Borrower shall provide Bank a monthly borrowing base certificate in the form attached hereto as EXHIBIT 4.02(c) within ten (10) days following each month end and a quarterly accounts receivable aging and listing, inventory listing (with location) and accounts payable aging and listing (all in form reasonably acceptable to Bank) together with the quarterly statement required in subparagraph 4.02(b) above.

                  (d) COMPLIANCE CERTIFICATE. All required financial statements must be accompanied by a Certificate of Compliance in the form attached hereto as EXHIBIT 4.02(d), signed by an officer of the corporation. The foregoing Certificate of Compliance shall also include the Borrower's calculation of all financial covenants.

                  (e) BUDGET. Borrower shall provide Bank an annual budget prepared on a quarterly basis within forty-five (45) days after each fiscal year end, together with any subsequent revisions.

                  (f) SUBSIDIARY STATEMENTS AND TAX RETURNS. Cause each Subsidiary which is not consolidated with the Borrower to deliver to Bank: (i) updated financial statements on or prior to ninety (90) days following the Borrower's fiscal year end; and (ii) a copy of their annual federal income tax return within ten (10) days following filing. Tax returns must be filed within the time established by federal law, including the provisions of federal law regarding extensions of time for filing.

                  (g) SEC FILINGS. Borrower shall provide to Bank a copy of all Securities and Exchange Commission filings and reporting requirements (if applicable) within ten (10) days following filing.

                  (h) ADDITIONAL INFORMATION. Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower and each Subsidiary, respectively, from time to time, as Bank may reasonably request.

         4.03 INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and with respect to insurance on the Collateral, to contain a mortgagee clause naming Bank as a loss payee or an additional insured (as applicable) as its interest may appear and providing for at least 30 days prior notice to Bank of any cancellation, nonrenewal or modification thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal. Coinsurance provisions are not permitted in any insurance policies. Further, each insurance policy provided to Bank by the Borrower shall be written by an insurer having not less than "A-XII" Best's Rating according to the most current edition of Best's Key Rating Guide. The address for notices to Bank shall be set forth in each policy as follows:

                    NationsBank of Texas
                    TX1-609-03-01
                    P.O. Box 830632
                    Dallas, TX 75283

                    Re:  Obligor Number _______________

         4.04 EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

         4.05 ADVERSE CONDITIONS OR EVENTS. Advise Bank in writing within ten (10) days of: (a) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's or any Subsidiary's financial condition or operations, the Collateral, or Bank's rights under the Loan Documents; (b) any litigation filed by or against Borrower or any Subsidiary which, in Borrower's good faith estimate, may reasonably be expected to aggregate a liability to the Borrower and each Subsidiary of Twenty Thousand Dollars ($20,000) or more in the aggregate; (c) any event that has occurred that would constitute an Event of Default under any Loan Documents; and (d) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of Ten Thousand Dollars ($10,000).

         4.06 TAXES AND OTHER OBLIGATIONS. Pay all of their respective taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

         4.07 MAINTENANCE. Maintain all of their respective tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of their respective business.

         4.08 NOTIFICATION. Borrower shall immediately advise Bank in writing of: (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's and/or any Subsidiary's business operations; (b) all claims made or threatened by any third party against Borrower or any Subsidiary relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower or any Subsidiary with respect to Borrower's or any Subsidiary's business operations; and (c) the occurrence of any Default or Event of Default of which the Borrower or any Subsidiary has knowledge.

         4.09 POTENTIAL CONTINGENT LIABILITIES. Borrower shall inform Bank within ten (10) days of any actual or potential contingent liabilities in excess of One Hundred Thousand Dollars ($100,000) in the aggregate with respect to either Borrower or any Subsidiary.

         4.10 SUBSIDIARIES. The following shall be applicable to each Subsidiary (whether or not acquired with the proceeds of the Loan):

                  (a) The Borrower shall cause each Subsidiary to guarantee the Obligation upon terms and conditions acceptable to Bank;

                  (b) The Borrower shall collaterally assign (or cause a Subsidiary to collaterally assign, if applicable) to the Bank the Borrower's (or Subsidiary's) interest in each Subsidiary upon terms and conditions acceptable to the Bank; and

                  (c) Borrower shall cause each Subsidiary to pledge all of such Subsidiary's assets to the Bank upon terms and conditions acceptable to the Bank which may include, without limitation, an opinion of counsel acceptable to the Bank.

         4.11 NON-USE COMMITMENT FEE. Borrower shall pay to the Bank a non-use commitment fee in the amount of three-eights of one percent (0.375%) of any unused portion of the Loan based on the average daily unused portion of the committed portion of the Loan, which amount shall accrue and be due and payable quarterly on the tenth (10th) day of each calendar quarter.

         4.12 ADDITIONAL FEE. Borrower shall pay to Bank an additional sum of Forty-Six Thousand Two Hundred Fifty Dollars ($46,250) to the extent Borrower elects to increase the Borrower Base available Loan amount from Twenty Million Dollars ($20,000,000) to Twenty-Five Million Dollars ($25,000,000), which fee shall be prorated based upon the amount of time remaining to the Maturity Date, rounded up to the end of the month.

         4.13 COMPLIANCE WITH LAWS. Borrower and each Subsidiary shall duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities relative to the conduct of its or his business, its or his properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and obtain, maintain and keep in full force and effect all governmental licenses, authorizations, consents and permits necessary to the proper conduct of the business of the Borrower and each Subsidiary.

         4.14 VISITATION RIGHTS. Permit any authorized representative of the Bank from time to time, upon reasonable notice to the Borrower and during normal business hours, to examine and copy the records and books of, and visit and inspect the properties of, the Borrower or any of its Subsidiaries, and to discuss the affairs and finances of the Borrower or any of its Subsidiaries with any of their respective officers or directors, and at the expense of the Bank so long as no Default exists, independent public accountants. In addition to the foregoing, Borrower shall assist Bank in examining the Borrower's Inventory whether at the Borrower's Address or otherwise.

         4.15     ERISA.  Borrower shall furnish to Bank:

                  (a) As soon as available and in any event within fifteen (15) days after Borrower knows or has reason to know that any Termination Event has occurred, a statement of a senior officer of the Borrower describing the Termination Event and the action which the Borrower proposes to take so that the Termination Event shall not be continuing;

                  (b) Promptly after receipt of request therefor by the Bank, copies of each annual report filed by the Borrower or any of its Subsidiaries pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 103 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in said Section 103) and each annual report, if any, required to be filed with respect to each Plan under Section 4065 of ERISA;

                  (c) Promptly and after receipt thereof by the Borrower or any of its Subsidiaries from the Pension Benefit Guaranty Corporation, copies of each notice received by such party of the Pension Benefit Guaranty Corporation's intent to terminate any Plan or to have a Trustee appointed to administer any Plan; and

                  (d) Promptly after such request, any other documents and information relating to any Plan that the Bank may reasonably request from time to time.

         4.16 PAYMENT OF INDEBTEDNESS. Borrower shall pay all of its Indebtedness and obligations promptly and in accordance with normal terms and comply in all respects with all agreements, indentures, mortgages or documents binding on it; and, unless being contested in good faith (for which Bank may require the posting of a bond acceptable to the Bank), pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof.

         4.17 PARTS AGREEMENT. Advise Bank in writing within ten (10) days of any notice of cancellation, default or alleged breach of the Surplus Parts Supply Agreement between Borrower and United Technologies Corporation ("Parts Agreement").

         4.18 SUBSIDIARY. The Subsidiary identified on EXHIBIT 3.18 attached hereto does not and, until the provisions of Paragraph 4.10 are complied with, will not contain any assets. Borrower shall, on or prior to March 7, 1997, comply with the provisions of Paragraph 4.10 with respect to the Subsidiary identified on EXHIBIT 3.18 attached hereto.

         4.19 PURCHASE OF ENGINES AND PROPELLERS. Prior to the purchase of any engine having at least 750 rate takeoff horsepower or equivalent or any aircraft propeller capable of absorbing 750 or more rated takeoff shaft horsepower, the Borrower shall: (a) comply with the requirements of subparagraphs (i), (ii) and (iii) of Paragraph 2.07(l) hereof; and (b) forward to the Bank the requested form of partial release with respect to such Inventory.

         4.20 LOCK BOX. Upon request of the Bank, the Borrower agrees to enter into a lock box agreement reasonably acceptable to the Bank wherein all the Borrower's Receivables shall be deposited.

         4.21 BANK ACCOUNT. For Collateral purposes, the Borrower covenants to maintain Borrower's primary depository accounts with the Bank.

                                    ARTICLE 5
                               NEGATIVE COVENANTS

         Until full payment and performance of all Obligations of Borrower under the Loan Documents and the termination of any obligation of the Bank to make any Advances, neither Borrower nor any Subsidiary will, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

         5.01 LIENS. Incur, create or permit to exist any pledge, security interest, lien, charge or other encumbrance of any nature whatsoever on any of Borrower's or any Subsidiary's property (including the Collateral), whether now owned or hereafter acquired, other than the Permitted Liens and purchase money security interests and capital leases not to exceed One Million Dollars ($1,000,000) in the aggregate during any twelve (12) month period.

         5.02 BORROWINGS. Other than trade payables in the ordinary course of business, create, incur, assume or become liable in any manner for any indebtedness, direct or indirect (for borrowed money, deferred payment for the purchase of assets, capital lease payments, as surety or guarantor for the debt for another, or otherwise) other than purchase money security interests and capital leases not to exceed One Million Dollars ($1,000,000) in the aggregate during any twelve (12) month period and the existing shareholder debt in the approximate amount of Four Million Seven Hundred Seventy-Six Thousand Dollars ($4,776,000), together with accrued interest thereon (provided such shareholder debt is fully subordinated to the Bank pursuant to a subordination agreement acceptable to the Bank in the Bank's sole discretion).

         5.03 CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

         5.04 ADDITIONAL NEGATIVE COVENANTS. During the Term of the Loan, neither the Borrower nor any Subsidiary shall:

                  (a)      repurchase, redeem or retire any of its stock;

                  (b) make investments, acquisitions or enter into transactions with or in any affiliate, third party, Subsidiary, joint venture, persons or securities; provided, however, Borrower shall be permitted to make investments in Borrower's Subsidiaries to the extent Borrower and each Subsidiary have complied with the provisions of Paragraph 4.10 hereof;

                  (c) make investments other than U.S. Government and Federal Agency Obligations, Certificates of Deposit from federally insured banks and commercial paper rated A1-P1, all with maturities not to exceed six (6) months;

                  (d) guarantee, endorse or assume debt, except in the normal course of business;

                  (e) merge with or acquire the assets, stock or ownership interest of another entity, without the prior written consent of the Bank;

                  (f) sell, lease, assign, or otherwise dispose of or transfer any assets, except in the ordinary course of business;

                  (g) make, permit or suffer any change in the ownership, control or management of any Subsidiary whereby the Borrower does not own and control at least fifty-one percent (51%) of all ownership and voting stock of the Subsidiary;

                  (h) make, permit or suffer any change in the ownership, control or management of Borrower and/or any Subsidiary whether by agreements, shareholder agreements or otherwise or enter into any agreement of merger, sale of assets or other agreement which would: (x) be in violation of any applicable law or regulation; and/or (y) have the effect of a change of control of Borrower or its assets, whereby the existing shareholders of the Borrower do not maintain, in the aggregate, at least fifty-one percent (51%) of the ownership and voting control of the Borrower.

                  (i) make, permit or suffer any change in senior management of the Borrower whereby Donald A. Graw and Jaime J. Levy fail to remain active in the daily operations of the Borrower;

                  (j) other than the Permitted Liens, grant, suffer or permit any contractual or non-contractual lien or security interest in its assets, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise;

                  (k) amend the Clipper Agreement without the prior written consent of the Bank;

                  (l)      pay dividends or make distributions; or

                  (m) accept returned goods following an Event of Default except as contemplated by the Parts Agreement.

         5.05 ERISA COMPLIANCE. If Borrower, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrower will not, and it will not cause or permit any Subsidiary or any ERISA Affiliate to:

                  (a) permit any Pension Plan maintained by Borrower, any Subsidiary of Borrower or any ERISA Affiliate to engage in any nonexempt "prohibited transaction", as such term is defined in Section 4975 of the Code;

                  (b) permit any Pension Plan maintained by Borrower, any Subsidiary or any ERISA Affiliate to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived;

                  (c) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or

                  (d) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

                                    ARTICLE 6
                                     DEFAULT

         The occurrence of any of the following as they relate to the Borrower or any Subsidiary shall constitute an Event of Default:

         6.01 Failure to pay principal or interest or any other payment due to Bank (or Bank's affiliates) under any note or collateral security document executed in connection with the Loan, whether parent or subsidiary, or to other creditors within ten (10) days following the date due.

         6.02 Failure to perform any covenant or agreement of the Borrower or any Subsidiary contained in this Agreement within ten (10) days following notice of the default (other than a monetary default, a default under Section
4.01 hereof or a default under Article 5 hereof for which no notice or right to cure shall be applicable).

         6.03 Failure to perform any other obligation imposed upon Borrower or any Subsidiary by the Loan Documents within the time period specified, or as may be specified by the Bank.

         6.04 Any representation, warranty, statement or certificate made by Borrower or any Subsidiary determined by Bank to be untrue in any material respect.

         6.05 Violation, termination (other than in accordance with its terms) or default following any applicable cure period of any agreement or contract with Bank (or its affiliates) or other lenders or under any other material agreement involving Borrower.

         6.06 Filing of any petition for adjudication as a bankrupt or for reorganization, whether voluntary or involuntary; the appointment of a receiver or trustee or other similar officer with respect to any substantial part of their property; a general assignment for the benefit of creditors; any other insolvency proceeding, any dissolution or liquidation or winding up of the affairs of the Borrower or any Subsidiary which, with respect to any involuntary filing, is not dismissed within thirty (30) days following filing.

         6.07 A default under any agreement Borrower or any Subsidiary may have with the Bank (or its affiliates) which is not cured within any applicable cure period shall constitute a default under the Loan and a default under the Loan which is not cured within any applicable period shall constitute a default under any other agreement between Bank (or its affiliates) and Borrower.

         6.08 (a) A final judgment, other than a final judgment in connection with any condemnation, and including any judgment or other final determination of any contest is entered against Borrower that (i) adversely affects the value, use or operation of the collateral; (ii) adversely affects, or may reasonably adversely affect, the validity, enforceability or priority of the lien or security interest created by any Loan Document in the Bank's sole judgment; or both; or (b) execution of other final process issues thereon with respect to the collateral; and (c) Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution therein, in any event within thirty (30) days of entry.

         6.09 Any federal, state or local tax lien or any claim of lien for labor, materials or any other lien or encumbrance of any nature whatsoever is recorded against the Borrower or any Subsidiary or against the Borrower's or any Subsidiary's assets and is not removed by payment or transferred to substitute security in the manner provided by law within ten (10) days after it is recorded in accordance with applicable law, or is not contested by Borrower or any Subsidiary.

         6.10 Borrower or any Subsidiary shall cease to exist or to be qualified to do or transact business in the State in which the Borrower's or any Subsidiary's assets are located to the extent required under applicable law, or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets.

         6.11 Any sale, conveyance, transfer, assignment or other disposition of all or any part (other than in the ordinary course of the Borrower's and Subsidiary's business) of the Borrower's assets or any Subsidiary's assets or any ownership interest in: (i) Borrower whereby the existing shareholders of the Borrower do not maintain a majority ownership and voting interest in the Borrower; and/or (ii) any Subsidiary whereby the Borrower does not maintain a majority ownership and voting interest in such Subsidiary.

         6.12 Borrower or any Subsidiary shall default under any obligation imposed by any indemnity whether contained within any of the Loan Documents, the Hazardous Waste Certification, or otherwise.

         6.13 If at any time the Bank shall reasonably deem itself insecure or shall determine that there has been a material change in the financial condition or prospects of Borrower or any Subsidiary and such is not cured to the satisfaction of the Bank within ten (10) days following notice.

         6.14 The results of any field audit performed by Bank are not satisfactory to the Bank, as determined in the Bank's sole discretion, acting reasonably.

         6.15 A default following any applicable grace period by Borrower under any agreement between Borrower and The Clipper Group.

         6.16 A Termination Event has occurred; or a trustee shall be appointed to administer any Plan or Plans under Section 4042 of ERISA; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate or to have a trustee appointed to administer, any Plan or Plans, and the proceeding shall not be dismissed within thirty (30) days; or a voluntary notice of intent to terminate is filed under Section 4041 of ERISA which would, in the opinion of Bank, have a material adverse effect on the financial condition of the Borrower and its Subsidiaries taken as a whole; or, with respect to any Plan as to which the Borrower or any Subsidiary may have any liability, there shall exist a deficiency in the Plan assets available to satisfy the benefits guaranteeable under ERISA with respect to the Plan which is material to the financial condition of the Borrower and such Subsidiary taken as a whole, and (a) steps are undertaken to terminate the Plan, or (b) the Plan is terminated, or (c) any Reportable Event which presents a material risk of termination with respect to the Plan shall occur.

                                    ARTICLE 7
                              REMEDIES UPON DEFAULT

         If an Event of Default shall occur Bank may declare this Agreement in default and all amounts owing under this Agreement and all other Obligations owing by Borrower to Bank shall upon demand by Bank immediately become due and payable (notwithstanding that the maturity date or dates expressed in any evidence of such indebtedness may be otherwise) and Bank may foreclose Bank's lien or security interest in the Collateral in any way permitted by law, and Bank shall have, without limitation, the remedies of a secured party under the Uniform Commercial Code as enacted in Florida as of the date hereof. Bank may thereupon enter Borrower's and each Subsidiary's premises without legal process, but in accordance with applicable laws and without incurring liability other than liability to Borrower arising out of Bank's gross negligence or willful misconduct, and remove the Collateral to such place as Bank may deem advisable, or Bank may require Borrower and each Subsidiary to make the Collateral available to Bank at Borrower's and each Subsidiary's place of business and, with or without having the Collateral at the time or place of sale, Bank may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, with or without notice and with or without advertisement, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales, and upon such terms and conditions as Bank may elect but in all events in accordance with applicable laws. At any such sale Bank may be the purchaser. If any Inventory shall require rebuilding, repairing, maintenance, preparation, or is in process or other unfinished state, Bank shall have the right, at Bank's option, to do such rebuilding, repairing, preparation, processing or completing of manufacturing, for the purpose of putting the Inventory in such saleable form as Bank shall deem appropriate.

         If after receipt of any payment of or any part of the Obligation, the Bank is for any reason compelled to surrender such payment to any person because such payment is determined to be void or voidable as preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force and the Borrower shall remain liable to Bank for the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section shall survive the termination of this Agreement until all periods for such surrender have ended without such action having been instituted.

         Borrower hereby makes, constitutes and appoints Bank (and all persons designated by Bank) the true and lawful agent and attorney-in-fact of Borrower with full power of substitution: (a) if an Event of Default has occurred, to receive, open and dispose of all mail addressed to Borrower relating to the Collateral; (b) if an Event of Default has occurred, to notify and direct the United States Post Office authorities by notice given in the name of Borrower and to sign on behalf of Borrower, to change the address for delivery of all mail addressed to Borrower relating to the Collateral to an address to be designated by Bank, and to cause such mail to be delivered to such designated address where Bank may open all such mail and remove therefrom any notes, checks, acceptances, drafts money orders or other instruments included in the Collateral in which Bank has a security interest under the terms of this Agreement, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral or security of any kind and to effect the deposit and collection thereof, and Bank shall have the further right and power to endorse the name of Borrower on any documents relating to the Collateral; (c) to sign the name of Borrower to drafts against its lessees or other debtors, to notices to such lessees or other debtors, to assignments and notices of assignments, financing statements or other public records or notices and all other instruments and documents; (d) to do any and all things necessary and take such actions in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to Bank in respect of the Collateral and the Bank's rights created under this Agreement. Borrower agrees that neither Bank nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Article. The power of attorney granted under this Article shall be irrevocable during the Term of this Agreement.

                                    ARTICLE 8
                                     NOTICES

         All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

                  Borrower:     AVTEAM, INC.
                                3230 Executive Way
                                Miramar, Florida 33025
                                Attention:  Donald A. Graw

                  Bank:         NationsBank, N.A. (South)

                         One Financial Plaza, 10th Floor
                         Fort Lauderdale, Florida 33394
                         Attention:  Financial Strategies Group

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

         8.01     If sent by hand delivery, upon delivery.

         8.02 If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid.

         8.03 If sent by overnight express mail, one (1) business day following mailing, postage prepaid.

                                    ARTICLE 9
                       COSTS, EXPENSES AND ATTORNEY'S FEES

         Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents (not to exceed Thirty-Five Thousand Dollars [$35,000] plus costs), and (b) Bank's continued administration thereof.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

         10.01 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         10.02 APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

         10.03 AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

         10.04 DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

         10.05 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         10.06 INDEMNIFICATION. Except to the extent caused by the Bank's gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby and the operation of the Borrower's business including, but not limited to, the payment of "Taxes" (as hereinafter defined). The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

         10.07 SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired.

         10.08 FIELD AUDIT. The Bank shall be permitted to perform (for the benefit of the Bank) inventory and accounts receivable field audits which must be satisfactory to the Bank. Such audits shall be at the Borrower's expense (not to exceed Six Hundred Fifty Dollars [$650] per day plus out-of-pocket expenses) provided Borrower shall not be responsible for the expense more than once in any twelve (12) month period commencing February 1, 1997, unless the Borrower shall be in default.

         10.09    JURISDICTION, SERVICE OF PROCESS.

                  (a) Any suit, action or proceeding against Borrower with respect to this Agreement, the Note, the Loan Documents or any judgment entered by any court in respect of any thereof shall be brought in the courts of Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida as Bank (in its sole discretion) may elect, and Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                  (b) In addition, Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Note, the Loan Documents or any judgment entered by any court in respect of any thereof brought in the State of Florida, and hereby further irrevocably waives any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum. Borrower hereby further agrees that if any such suit, action or proceeding is pending in more than one jurisdiction, Bank's selection of the forum shall be binding upon the parties hereto.

         10.10 COURSE OF DEALING. No course of dealing between Bank and Borrower or any Subsidiary shall be effective to amend, modify or change any provision of this Agreement.

         10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Borrower and each Subsidiary and shall inure to the benefit of the Bank, and their respective heirs, personal representatives, trustees, estates, successors and assigns; provided, that the Borrower may not assign any of its rights hereunder without the prior written consent of the Bank, which consent may be withheld in the Bank's sole discretion. The Bank may, without the consent of the Borrower or any other Person, assign, negotiate, hypothecate, or grant participations in this Agreement or in any of its rights and security under this Agreement and each of the other documents contemplated to be executed in conjunction herewith. The Borrower and each Subsidiary shall accord full recognition to any such assignment, and all rights and remedies of the Bank in connection with the interest so assigned shall be as fully enforceable by such assignee as they were by the Bank before such assignment. In connection with any proposed assignment, the Bank may disclose to the proposed assignee any information that the Borrower or any Subsidiary is required to deliver to the Bank pursuant to this Agreement.

         10.12 NET PAYMENTS. All payments by the Borrower under this Agreement and the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all payments, after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof including, without limitation, documentary and intangible taxes (collectively, the "Taxes") shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note. Notwithstanding anything to the contrary contained in this Paragraph 10.12, the Borrower shall not be liable for the payment of any tax on or measured by net income imposed on the Bank pursuant to the income tax laws of the United States or any of the United States or any political subdivision thereof. The Borrower shall pay all Taxes when due (and indemnify the Bank against any liability therefor) and shall promptly (and in any event not later than thirty [30] days thereafter) furnish to the Bank any certificates, receipts and other documents which may be required (in the judgment of Bank) to establish any tax credit to which the Bank may be entitled. The obligations of the Borrower under this Paragraph 10.12 shall survive the termination of this Agreement and the repayment of the Loan, but such obligations shall terminate as to any claim or liability for Taxes for which the Borrower is responsible pursuant to this Paragraph 10.12 on the same date that any such claim or liability for Taxes is barred by any applicable statute of limitations.

         10.13 FURTHER ASSURANCES. Borrower will at its own cost and expense execute and deliver to Bank, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Bank may from time to time reasonably request, in order to effectuate the intent of the transactions contemplated by this Agreement and the other Loan Documents, including all such actions to establish, preserve, protect and perfect the estate, right, title and interest of the Bank to the Collateral including that which is not Collateral on the date hereof.

         10.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

         10.15 RESURRECTION OF BORROWER'S OBLIGATIONS. To the extent that Bank receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any property or assets of Borrower and theretofore created and/or existing in favor of Bank as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Obligations.

         10.16 EQUITABLE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of Borrower's Obligations under this Agreement, any remedy at law may prove to be inadequate relief to Bank; the Borrower agrees that Bank, if Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         10.17 AMBIGUITY OR CONFLICT. In the event of an ambiguity or conflict of terms between any of the provisions of the Note, Security Agreement, any Loan Document and this Agreement, the terms of this Agreement shall be deemed to amend and control all of the other agreements; and, to the extent that any of the agreements are silent, each shall supplement the others; provided, however, in the event of any conflict between the terms of this Agreement, the Security Agreement, any Loan

Document, the Note and any of them, the terms which, in Bank's sole discretion, grant Bank the greater protection with respect to the prospect of payment of the Note, or in any other manner are of greater benefit to Bank, shall control. All other provisions of contemporaneous or previous agreements and understandings between Borrower, and Bank relating to the commitment of Bank and the Note in conflict with any expressed provision hereof shall be merged into this Agreement and be extinguished and of no further force and effect.

                                   ARTICLE 11
                                PARTIAL RELEASES

         In conjunction with Paragraph 2.07(l) of this Agreement, the Bank agrees, provided no Default exists hereunder, to execute partial releases of the engines which are the subject of such filing and deliver such releases in escrow to a mutually-acceptable escrow agent (Dixie Aire shall be deemed to be an acceptable escrow agent) pursuant to a mutually-agreeable escrow agreement whereby the Borrower may sell such engines in the ordinary course of the Borrower's business provided: (i) no Default exists hereunder; and (ii) Borrower remains in compliance with the Borrowing Base. Upon Bank's receipt of the executed Affidavit in the form of EXHIBIT 11 attached hereto signed by an Authorized Signatory and provided no Default exists hereunder, Bank agrees to release the engine(s) which are the subject of the Affidavit pursuant to the Authorization to Release in the form of EXHIBIT 11(a) attached hereto.

                                   ARTICLE 12
                                   ARBITRATION

         ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         12.01 SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF FORT LAUDERDALE, FLORIDA, AND ADMINISTERED BY ENDISPUTE, INC.,
D/B/A ENDISPUTE/J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF
ENDISPUTE/J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING

THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION.

         12.02 RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO: (A) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (B) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (C) LIMIT THE RIGHT OF THE BANK HERETO
(I) TO EXERCISE SELF-HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (II) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (III) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED
TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF-HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING:
THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF-HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

                                   ARTICLE 13
                                NO ORAL AGREEMENT

         THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   ARTICLE 14
                         CROSS-DEFAULT/CROSS-COLLATERAL

         An Event of Default hereunder or under any of the documents evidencing or securing the Loan shall constitute an Event of Default under any other indebtedness (now or hereafter existing) of the Borrower or any Subsidiary to Bank. Further, all collateral for the Loan shall also secure any other indebtedness (now or hereafter existing) of the Borrower or any Subsidiary to Bank, and any collateral pledged by the Borrower or any Subsidiary to Bank to secure such other indebtedness shall also secure the Loan. Any default under any document evidencing or securing such other indebtedness following any applicable cure period, whether by the Borrower or any Subsidiary, shall constitute an Event of Default hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

WITNESS:                          BORROWER:

                                  AVTEAM, INC., a Florida corporation

                                  By:                                     (SEAL)
------------------------------           --------------------------------
                                  Name:
------------------------------           --------------------------------
                                  Title:
------------------------------           --------------------------------


                                  BANK:

                                  NATIONSBANK, N.A. (SOUTH), a national banking association

                                  By:                                     (SEAL)
------------------------------           --------------------------------
                                  Name:
------------------------------           --------------------------------
                                  Title:
------------------------------           --------------------------------

                                 EXHIBIT 2.03(b)


                                 Pratt & Whitney

                             Greenwich Air Services

                             Gas Turbine Corporation

                                Dallas Aerospace

                             AeroThrust Corporation

                             Interturbine -- Dallas

                                Interturbine TEAM

                                Chromalloy Dallas

                          Specialized Overhaul Services

                          Chromalloy Gas Turbine Corp.

                                  EXHIBIT 2.05

                               Request for Advance


         I, ________________________________, Authorized Signatory for AVTEAM,
INC. ("Borrower"), pursuant to the provisions of that certain Loan Agreement dated effective as of February 19, 1997, (as amended, modified, or supplemented from time to time, the "Loan Agreement") between Borrower and NATIONSBANK, N.A. (SOUTH) ("Bank"), hereby certify that:

         1. Borrower hereby requests an Advance in the aggregate principal amount of $__________ to be made on ______________________________, 19____. The
Interest Period hereby selected by the Borrower for the Advance shall be (check applicable box):

         [ ]      PRIME interest rate option on the amount of $________________.

         [ ] LIBOR interest rate option on the amount of $_________________, under a one (1) month interest period at a quoted rate of ____% to mature on ___________________, 19___.

         [ ] LIBOR interest rate option on the amount of $_________________, under a two (2) month interest period at a quoted rate of ____% to mature on _________________, 19___.

         [ ] LIBOR interest rate option on the amount of $_________________, under a three (3) month interest period at a quoted rate of ____% to mature on ______________________,
                  19___.

                  The proceeds of the Advance shall be disbursed into the Borrower's account with Bank. The forgoing instructions shall be irrevocable as provided in the Loan Agreement.

         2. All representations and warranties of the Borrower made in the Loan Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof, with and after giving effect to the application of the proceeds of the Advance in connection with which this Request for Advance is given.

         3. There does not exist and will not exist on the date of the requested Advance, both before and after giving effect to the requested Advance, a Default or an Event of Default.

         4. All conditions precedent in the Loan Agreement to the funding of the requested Advance have been met.

         5. Following the funding of this Advance, the Borrower will remain in compliance with the Borrowing Base contemplated by Paragraph 2.03(b) of the Loan Agreement.

         6. The proceeds of the requested advance will be used for the purposes set forth in the Loan Agreement.

         7. Terms used in this Request for Advance, not otherwise defined or limited herein, are used as defined in the Loan Agreement.

         Done and executed on the _____day of __________________________, 19___.



                                   ---------------------------------------------
                                   Authorized Signatory under the Loan Agreement

                                 EXHIBIT 2.06(b)

                           Request for Interest Period


         I,__________________________ , Authorized Signatory for AVTEAM, INC. ("Borrower"), pursuant to the provisions of that certain Loan Agreement dated effective as of February 19, 1997, (as amended, modified, or supplemented from time to time, the "Loan Agreement") between Borrower and NATIONSBANK, N.A. (SOUTH) ("Bank"), hereby certify that:

         1. Borrower hereby applies for an interest rate or interest period conversion effective on _____________________, 19___. The following outstanding funds under the (check applicable box):

         [ ]      PRIME interest rate option on the amount of $________________.

         [ ] LIBOR interest rate option on the amount of $_________________, under a one (1) month interest period at a quoted rate of ____% to mature on ___________________, 19___.

         [ ] LIBOR interest rate option on the amount of $_________________, under a two (2) month interest period at a quoted rate of ____% to mature on _________________, 19___.

         [ ] LIBOR interest rate option on the amount of $_________________, under a three (3) month interest period at a quoted rate of ____% to mature on ______________________,
                  19___.


                  The foregoing instructions shall be irrevocable as provided in the Loan Agreement.

         2. All representations and warranties of the Borrower made in the Loan Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof, with and after giving effect to the application of the proceeds of the Advance in connection with which this Request for Interest Period is given.

         3. There does not exist and will not exist on the date of the requested Advance, both before and after giving effect to the requested Advance, a Default or an Event of Default.

         4. All conditions precedent in the Loan Agreement to the funding of the requested Advance have been met.

         5. The proceeds of the requested advance will be used for the purposes set forth in the Loan Agreement.

         6. Terms used in this Request for Interest Period, not otherwise defined or limited herein, are used as defined in the Loan Agreement.

         Done and executed on the ____ day of ________________________, 199____.


                                  ---------------------------------------------
                                  Authorized Signatory under the Loan Agreement

                                 EXHIBIT 4.02(d)

                            Certificate of Compliance


         I, _____________________________, Authorized Signatory for AVTEAM, INC.
("Borrower") under the Loan Agreement (as amended, modified, or supplemented from time to time, the "Loan Agreement") between Borrower and NATIONSBANK, N.A. (SOUTH) ("Bank"), dated effective as of February 19, 1997, do hereby certify that:

         1. This Compliance Certificate is furnished pursuant to the Loan Agreement and is made as of _________________________, 19___; unless otherwise defined herein, terms used in this Compliance Certificate have the meanings assigned to such terms in the Loan Agreement.

         2. As of the date of this Compliance Certificate, no Default or Event of Default has occurred and is continuing.

         3. Borrower and each Subsidiary is in compliance with all requirements, covenants and agreements of Borrower and each Subsidiary contained in the Loan Agreement including, without limitation, the Borrowing Base. Borrower warrants and represents that the calculations set forth on EXHIBIT A hereto accurately represent the financial condition of the Borrower as of the dates set forth therein (and as of the date hereof if not otherwise specified) and the calculations are computed in compliance with the financial covenants required pursuant to the Loan Agreement.

         4. The most recent financial statements furnished by Borrower and each Subsidiary pursuant to the Loan Agreement fairly present the financial condition of Borrower and each Subsidiary as of the respective dates thereof.

         5. There has not been any material adverse change in the financial condition of Borrower from that reflected on, and as of the date of, the financial statement most recently furnished to Bank.

         6. There is no pending or, to the best of Borrower's knowledge, threatened material litigation against Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         7. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any other order, rule, regulation or other restriction materially and adversely affecting Borrower's or any Subsidiary's properties, assets or financial condition, or Borrower's or any Subsidiary's ability to perform the agreements contained in the Loan Agreement.

         Done and executed on the ____ day of ________________________, 199___.



                                 ---------------------------------------------
                                 Authorized Signatory under the Loan Agreement

                                    EXHIBIT A
                            to Compliance Certificate

                                  EXHIBIT 3.18

                                  Subsidiaries


                           AVTEAM Field Services, Inc.

                                  EXHIBIT 3.19

                                  Shareholders


                                                Common         Preferred         Preferred
                                                Class A          Class A           Class B
                                                -------        ---------         ---------
   Leon Sragowicz                              3,500,000
   Richard Preston                               500,000
   Donald Graw                                   500,000
   Jaime Levy                                    500,000
   Clipper/Merchant Partners, L.P.                                509,890
   Clipper Equity Partners I, L.P.                                382,418
   Clipper/Merban, L.P.                                           287,890           220,000
   Clipper Capital Associates, L.P.                                42,857
   Clipper/European Re, L.P.                                      254,945
                                               ---------        ---------           -------
                                               5,000,000        1,480,000           220,000


                                  EXHIBIT 3.20

                                  Indebtedness


To Shareholders

   Leon Sragowicz                   $ 3,423,735.00
   Richard Preston                      488,962.00
   Donald Graw                          463,875.00
   Jaime Levy                           395,406.00
                                    --------------
                                                    $ 4,771,978.00

CAPITAL LEASES

   #4212   Coastal Leasing                               18,408.68
   #4343   Coastal Leasing                                9,231.61
   #4215   Coastal Leasing                               17,550.61
   #6371   Coastal Leasing                               26,215.25
   #6555   Coastal Leasing                                6,678.15
   #6594   Coastal Leasing                               15,063.42
STEEL CASE                                               36,376.72
                                                    --------------
                  TOTAL                             $ 4,901,502.44


                                  EXHIBIT 3.21

                             Contingent Liabilities


                                      NONE

                                  EXHIBIT 3.30

                              Employment Agreement


         1. Amended and Restated Employment Agreement dated December 5, 1996, between the Borrower and Donald A. Graw.

         2. Amended and Restated Employment Agreement dated December 5, 1996, between the Borrower and Jaime J. Levy.

                                 EXHIBIT 4.02(c)


                  BORROWING BASE CERTIFICATE NO._____________

                       Status as of______________________


In accordance with the terms of the Loan Agreement between NATIONSBANK, N.A. (SOUTH) and AVTEAM, INC. dated effective February 19, 1997, we hereby represent and warrant as follows:


ACCOUNTS RECEIVABLE
1.  Beginning Balance (Line 5 of Last Report)                                           $
                                                                                        ------------
2.  Plus: Net Credit Sales as of _______________
                                                                                        ------------

3.  Less: Cash Remittances as of ________________
                                                                                        ------------

4.  Less: Other A/R Reductions as of _____________ (Detail attached)
                                                                                        ------------

5.  ENDING BALANCE
                                                                                        ------------
6.  Less: Ineligible Accounts Receivable (Line 35 below)
                                                                                        ------------
7.  ELIGIBLE ACCOUNTS RECEIVABLE
                                                                                        ------------
8.  Times: Accounts Receivable Advance Rate                                                 80%
                                                                                        ------------
9.  ACCOUNTS RECEIVABLE AVAILABILITY                                                    $
                                                                                        ------------
INVENTORY

10. Beginning Balance (Line 14 of the Last Report)                                      $
                                                                                        ------------
11. Plus: Purchases as of _________________
                                                                                        ------------
12. Less: Cost of Sales as of _________________
                                                                                        ------------
13. Plus/Minus: Adjustments as of ________________ (Detail attached)
                                                                                        ------------
14. ENDING BALANCE
                                                                                        ------------
15. Less: Ineligible Inventory (Line 40 below)
                                                                                        ------------
16. ELIGIBLE INVENTORY
                                                                                        ------------
17. Times: Inventory Advance Rate                                                           50%
                                                                                        ------------
18. INVENTORY AVAILABILITY                                                              $
                                                                                        ------------
TOTAL BORROWING BASE AVAILABILITY



19. AVAILABILITY (Sum of lines 9 and 18)                                                $
                                                                                        ------------
LOAN ACTIVITY

20. Beginning Balance (Line 25 of the Last Report)                                      $
                                                                                        ------------
21. Less: Principal Payments as of _______________
                                                                                        ------------
22. Plus: Principal Advances as of _______________
                                                                                        ------------
23. Plus/Minus: Change in Outstanding Letters of Credit as of ________
                                                                                        ------------
24. Plus/Minus: Adjustments as of ______________ (Detail attached)
                                                                                        ------------
25. ENDING BALANCE                                                                      $
                                                                                        ------------
AVAILABILITY

26. Calculated Availability (Line 19 above)                                             $
                                                                                        ------------
27. Less: Ending Loan Balance (Line 25 above)
                                                                                        ------------
28. NET AVAILABILITY                                                                    $
                                                                                        ------------
INELIGIBLE ACCOUNTS RECEIVABLE

29. Outstanding in Excess of 120 Days (All)                                             $
                                                                                        ------------
30. Less: Preapproved Outstanding Between 120-150 Days
                                                                                        ------------
31. Receivables with Offsetting Accounts Payable
                                                                                        ------------
32. Foreign Accounts Receivable (Less than 120 Days)
                                                                                        ------------
33. Less: Approved Foreign Accounts Receivable
                                                                                        ------------
34. Plus: Other Ineligible Accounts Receivable (see SCHEDULE A
    attached hereto and made a part hereof)
                                                                                        ------------
35. TOTAL INELIGIBLE ACCOUNTS RECEIVABLE                                                $
                                                                                        ------------
INELIGIBLE INVENTORY

36. Engine Material Inventory of Aircraft with Capacity of Less than 100                $
                                                                                        ------------
37. Airframe Material Inventory in Excess of 50% of Total Inventory
                                                                                        ------------
38. Inventory Held Outside of Continental United States
                                                                                        ------------
39. Other Ineligible Inventory
                                                                                        ------------
40. TOTAL INELIGIBLE INVENTORY                                                          $
                                                                                        ------------



                    SCHEDULE A TO BORROWING BASE CERTIFICATE

                                  (See Line 34)

                   CERTIFICATION TO BORROWING BASE CERTIFICATE

         This certificate is furnished to the Bank by the Borrower in accordance with its obligations under the Loan Agreement dated as of February 19, 1997. The undersigned does hereby certify that (a) the computation of the Borrowing Base set forth above complies with all the applicable provisions of the Loan Agreement; (b) the data has been prepared from the books of account and records of the Borrower in accordance with GAAP and represents fairly and accurately the status of the Borrower's accounts as of the dates referenced herein; (c) the inventory value is based on the fair market value of such inventory or the actual cost, whichever is lower; (d) the Borrower holds title to such inventory free and clear of any liens or other security interests except that created by the aforesaid Loan Agreement; and (e) the goods are held for sale to others. The Borrower further reaffirms the representations, warranties, and covenants contained in the Loan Agreement, and represents and warrants that the information set forth above is true and complete.

                                    BORROWER:

                                    AVTEAM, INC., a Florida corporation


                                    By:
                                        ---------------------------------
                                    Print Name:
                                                -------------------------
                                    Title:        Authorized Signatory
                                           -----------------------------

                                   EXHIBIT 11


                                    AFFIDAVIT


STATE OF                            )
         -------------------------- )       SS:
COUNTY OF                           )
         -------------------------- )

         THE UNDERSIGNED, being duly sworn, hereby makes the following representations and warranties to NationsBank, N.A. (South), its successors and assigns:

         1. This Affidavit is being delivered in connection with the Loan Agreement ("Agreement") dated February 19, 1997, between AVTEAM, INC. ("Borrower") and NATIONSBANK, N.A. (SOUTH) ("Lender").

         2. The undersigned is an Authorized Signatory under the Agreement.

         3. That the undersigned as the _______________________ of Borrower has knowledge of all the business affairs of Borrower.

         4. The undersigned hereby requests that the following engines be released from the lien of the Agreement: ______________________________________
("Engines").

         5. No "Default" or Event of Default" (as such terms are defined in the Agreement) has occurred or is continuing under the Agreement.

         6. The Engines have been sold by Borrower in the ordinary course of the Borrower's business. A copy of the executed purchase order is attached hereto as EXHIBIT A.

         7. Following the partial release of the Engines, Borrower will continue to be in compliance with the Borrowing Base requirements set forth in the Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Affidavit to be sworn, executed and sealed this _____ day of __________________________, 19___.


                                              ---------------------------------
                                              Print Name:

STATE OF                            )
         -------------------------- )       SS:
COUNTY OF                           )
         -------------------------- )


         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ___________________________, the ____________ of AVTEAM, INC., a Florida
corporation, freely and voluntarily under authority duly vested in him by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He is personally known to me or who has produced _________________ __________ as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this ______ day of ________________________________________, 199 ____.



                                 ---------------------------------------------
                                 Notary Public, State of ____________ at Large


                                 ---------------------------------------------
                                 Typed, printed or stamped name

My Commission Expires:

                                  EXHIBIT 11(a)

                            AUTHORIZATION TO RELEASE


         THE UNDERSIGNED authorizes Dixie Aire to release from escrow the partial releases being held by Dixie Aire with respect to the following engines:


                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------

                 ---------------------------------------------


and to record such partial releases.

                                       NATIONSBANK, N.A. (SOUTH)


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                           ------------------------------------
                                    Date:
                                           ------------------------------------

                    AFFIDAVIT FOR EXECUTION OF LOAN AGREEMENT
                          WITHOUT THE STATE OF FLORIDA


COMMONWEALTH OF THE BAHAMAS              )
                                         )  SS:
CITY OF NASSAU                           )

         BEFORE ME, the undersigned Notary Public, duly authorized in the Commonwealth and City aforesaid to administer oaths and take acknowledgments, personally appeared the undersigned, to me well known and to me known to be the persons described as witnesses to the foregoing Loan Agreement and who witnessed the execution and delivery of the foregoing Loan Agreement, and who, first being duly sworn by me did each depose, say and acknowledge before me that they were present at the time that the said Loan Agreement was executed, that they saw the same executed and delivered by ______________________________, and that the other subscribing witness was likewise present and witnessed the execution and delivery of the foregoing Loan Agreement, to a representative of NationsBank, N.A. (South) at the City of ________________, County of _______________________,
State of __________________________, on the date written below via Federal Express by delivery to Federal Express in the State and County above written in accordance with the Sender's copy/receipt of a Federal Express airbill attached as "Exhibit A".


                               ------------------------------------------------
                               Subscribing Witness
                               Print Name:
                                           -------------------------------------
                               Address:
                                         ---------------------------------------

                               -------------------------------------------------


                               ------------------------------------------------
                               Subscribing Witness
                               Print Name:
                                           -------------------------------------
                               Address:
                                         ---------------------------------------

                               -------------------------------------------------



         SWORN TO AND SUBSCRIBED before me and acknowledged to me this ________day of ____________________, 1997.

                                                                         (SEAL)
                               -------------------------------------------------
                               Notary Public, Commonwealth of the Bahamas
                               Printed Name:
                                             -----------------------------------
                               Address:
                                        ----------------------------------------

                               -------------------------------------------------

                               My Commission Expires:
                               My Commission No. is: